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                                                                EXHIBIT (C)(8)


                              DISTRIBUTION CONTRACT


           THIS DISTRIBUTION CONTRACT (this "Agreement"), dated this ____ day of March, 1998, between WM Prime Income Fund, formerly known as Sierra Prime Income Fund, a Massachusetts business trust (the "Trust"), and WM Funds Distributor, Inc., formerly known as Composite Funds Distributor, Inc., a Washington corporation doing business at Seattle, Washington, herein sometimes referred to as the "Distributor."

                                    RECITALS

           WHEREAS, the Trust is registered as a closed-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

           WHEREAS, the Trust and the Distributor desire to enter into an agreement that sets forth standard terms and conditions for the distribution of the classes of common shares of beneficial interest of the Trust (the "Shares");

           NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

           1. APPOINTMENT. The Trust hereby affirms the appointment of WM Funds Distributor, Inc. as the agent for distribution of the Shares covered by the Trust's registration statement (as hereinafter defined) and grants Distributor the right to sell Shares on behalf of the Trust and on the terms set forth in this Agreement. The Distributor agrees to use its best efforts to solicit orders for the sale of such Shares, at such Shares' public offering price, as determined in accordance with the Registration Statement. The Distributor shall have the right to order from the Trust the Shares needed, but not more than needed (correcting for any clerical errors or errors of transmission), to fill such orders as are unconditional.

           2. DELIVERY OF DOCUMENTS. The Trust has furnished the Distributor with copies of:

                (a) Agreement and Declaration of Trust and all amendments thereto for the Trust (as amended from time to time, the "Declaration of Trust");

                (b) Bylaws and all amendments thereto for the Trust (as amended from time to time, the "Bylaws"); and



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                     (c) The Trust's registration statement, prospectus,
           statement of additional information, and any amendments and supplements thereto, then in effect (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act.

           From time to time, the Trust will furnish the Distributor with current copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission (the "SEC") and will make available, upon request, evidence of payment of registration fees imposed from time to time by the States in which Shares are sold by the Distributor.

           3. DUTIES OF THE DISTRIBUTOR. The Distributor shall provide each Fund with the benefit of its best judgment, efforts and facilities in rendering its services as Distributor. The Distributor will act as the exclusive Distributor of the Shares, subject to the supervision of the Trust's Board of Trustees and the following understandings: (i) the Trust's Board of Trustees shall be responsible for and control the conduct of the Trust's affairs; (ii) in all matters relating to the performance of this Agreement, the Distributor will act in conformity with the Declaration of Trust, Bylaws and Registration Statement of the Trust and with the instructions and directions of the Trust's Board of Trustees; (iii) the Distributor will conform to and comply with applicable requirements of the 1940 Act, the 1933 Act and all other applicable federal or state laws and regulations.

           4. DISTRIBUTION OF SHARES. It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the Shares. The Trust shall not sell any of its Shares except through the Distributor. The Distributor may, as principal and on its own behalf, enter into agreements ("Dealer Agreements"), on such terms and conditions as the Distributor determines are not inconsistent with this Agreement, with (a) any broker-dealer who is (i) registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (ii) registered as required under applicable state securities or blue sky laws, and (iii) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and (b) any other person (as such term is defined in the 1934 Act) that is not required, for purposes of effecting transactions in securities, to be registered under the 1934 Act, but is registered as required under applicable state securities or blue sky laws, authorizing such broker-dealers and other persons (collectively, "Brokers") to act as agents in connection with the sale of Shares of the Trust (which may include accepting orders for the purchase or redemption of Shares, responding to inquiries regarding the Trust or the Funds, and performing other related functions). Expulsion or suspension from the NASD of any Broker required to be registered under the 1934 Act shall automatically terminate such Broker's Dealer Agreement with the Distributor for sales of Shares as of the effective date of such expulsion or suspension. Notwithstanding the provisions of the foregoing sentence:

                     (a) The Distributor may, and when requested by the Trust, shall, suspend its efforts to effectuate sales of the Trust shares at any time when in the opinion of the Distributor or of the Trust no sales should be made because of a need to revise a Registration Statement, or because of market or other economic considerations or abnormal


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           circumstances of any kind.  Either party in its sole discretion may reject orders for the purchase of such shares;

                     (b) The Trust may withdraw the offering of its shares (i) at any time with the consent of the Distributor or (ii) without such consent when so required by the provisions of any statute (including the 1933 Act and the 1940 Act) or of any order, rule or regulation of any governmental body having jurisdiction;

                     (c) The Distributor is not authorized by the Trust to provide any information or to make any representations other than those contained in the appropriate Registration Statements, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may deem appropriate.

           5. COMPENSATION. The Trust shall not pay any compensation to the Distributor for services as principal underwriter herein, nor shall the Trust reimburse the Distributor for any expenses related to such services.

           A. Early Withdrawal Charges. The Trust shall cause its transfer agent (the "Transfer Agent") to withhold, from repurchase proceeds payable to holders of Shares, all early withdrawal sales charges properly payable by such holders in accordance with the terms of the Prospectuses relating to such Shares ("EWCs") and shall cause the Transfer Agent to pay such amounts over as promptly as possible after the settlement date for each repurchase of such Shares.

           B. Other Services; Service Fee. Upon request of the Trust's Board of Trustees, the Distributor may, but shall be under no duty to, perform additional services on behalf of the Trust, which services are not required by this Agreement but may be performed by the Distributor in conformity with applicable law. Any such services will be performed on behalf of the Trust, and the Distributor may impose additional charges for such services, which charges may be billed to the Trust and subject to examination by the Trust's independent accountants. The Distributor's payment or assumption of any expense of the Trust that it is not required to pay or assume under this Agreement shall not relieve the Distributor of any of its obligations ot the Trust or obligate the Distributor to pay or assume any similar expense on any subsequent occasion.

           C. Directed Payment; Allocable Portion Calculations. The Distributor may direct the Trust to pay any part or all of the EWCs payable to the Distributor in respect of any Shares directly to persons providing funds to the Distributor to cover or otherwise enable the incurring of expenses associated with distribution services, and the Trust agrees to accept and to comply with such direction. The Distributor shall, at its own expense and not as the expense of the Trust, provide the Trust with any necessary calculations of the Distributor's Allocable Portion of any EWCs, and the Trust shall be entitled to rely conclusively on such calculations, without prejudice to any claim it may have concerning the accuracy of such calculations.


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           D. Maximum Charges. Notwithstanding anything to the contrary contained in this Agreement, EWCs paid to Distributor by any class of shares of the Trust shall not exceed the amount permitted by the NASD Contract ("NASD Rules"), as in effect from time to time, and the aggregate amount of EWCs paid to the Distributor by any class of shares of the Trust shall not exceed 8.50% of the offering price (determined in accordance with the NASD Rules in effect from time to time).

           6. EXPENSES. The expenses connected with distribution shall be allocable between the Trust and the Distributor as follows:

                     (a) The Distributor shall furnish the services of personnel to the extent that such services are required to carry out its obligations under this Agreement and shall bear all distribution expense incurred in the distribution of Shares except those expenses allocated specifically to the Trust in Section 6(b) of this Agreement. For purposes of this Agreement, "distribution expenses" of the Distributor shall mean all expenses borne by the Distributor which represent payment for activities primarily intended to result in the sale of the Trust shares.

                     (b) The Trust assumes and shall pay or cause to be paid the following expenses incurred on its behalf:

           Registration of shares including the expense of printing and distributing prospectuses to existing shareholders; expenses incurred for maintaining the Trust's existence, taxes and expenses related to portfolio transactions; charges and expenses of any registrar, custodian or depository for portfolio securities and other property, and any stock transfer, dividend or account agent or agents; all taxes, including securities issuance and transfer taxes, and fees payable to federal, state or other governmental agencies; costs and expenses in connection with the registration and maintenance of registration of the Trust and the Shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); expenses of shareholders' and directors' meetings and preparing, printing, and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors who are not "interested persons" as that term is defined in the 1940 Act; expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Shares; fees and expenses of legal counsel and of independent accountants; membership dues of industry associations; postage (excluding postage for promotional and sales literature); insurance premiums on property of personnel (including, but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Trust's operation unless otherwise explicitly provided herein.

           7.        DUTIES OF THE TRUST.

           A. The Trust agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection



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with (a) the registration of Shares under the 1933 Act and (b) the qualification, pursuant to state securities laws, of the Shares for sale in those states that the Distributor may designate.

           B. Information Reports; Financial Data. The Trust shall furnish to the Distributor from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Trust and the Shares as the Distributor may reasonably request. Such reports shall be signed by officers of the Trust duly authorized; the Trust warrants the statements contained in any reports so signed to be true and correct. The Trust shall furnish to the Distributor, upon its request, (a) annual audits of the Trust's books and accounts made by independent public accounts regularly retained by the Trust,
(b) semiannual unaudited financial statements pertaining to the Trust, (c) quarterly earnings statements prepared by the Trust, (d) a monthly itemized list of the securities in the portfolio of the Trust, (e) monthly balance sheets as soon as practicable after the end of each month and (f) such additional information regarding the Trust's financial condition as the Distributor may reasonable request from time to time.

           8. NON-EXCLUSIVITY. The services of the Distributor are not exclusive and the Distributor shall be entitled to render distribution or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers of the Distributor may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers of the Distributor to the extent permitted by law; and that officers of the Distributor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies and broker/dealers.

           9. TERM AND APPROVAL. This Agreement shall become effective as of the date first above written for an initial period of two years, and shall continue in force and effect from year to year thereafter, provided that, with respect to the Trust or the Trust shares, such continuance is specifically approved at least annually:

                     (a) By the Trust's Board of Trustees, including the affirmative vote of a majority of the Board of Trustees of the Trust who are not (i) parties to this Agreement, (ii) interested persons of any such party (as defined in Section 2(a)(19) of the 1940 Act), or
           (iii) persons having a direct or indirect financial interest in the operation of this Agreement or any agreement related to this Agreement (the "Qualified Trustees") by votes cast in person at a meeting called for the purpose of voting on such approval, or

                     (b) By the vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940
           Act).

           10. TERMINATION. This Agreement may be terminated, with respect to the Trust or the Trust share, at any time, without the payment of any penalty, on sixty (60) days' written notice, by vote of the Board of Trustees of the Trust, or by a vote of a majority of the Qualified Trustees, or by a vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), or by the Distributor on sixty (60) days' written notice to the Fund. The notice provided for herein may be waived by either party. This Agreement shall

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automatically terminate in the event of its assignment, the term "assignment"
for this purpose having the meaning set forth in Section (a)(4) of the 1940 Act.

           11. REPRESENTATIONS AND WARRANTIES. The Trust represents and warrants to the Distributor that any registration statement, prospectus and statement of additional information, when such Registration Statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such Registration Statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of shares. The Distributor may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen
(15) days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

           12. AMENDMENTS. This Agreement may be amended, with respect to any Fund or Class, by the parties hereto only if such amendment is specifically approved (i) by the Board of Trustees of the Trust or by the vote of majority of outstanding voting securities of the Fund, and (ii) by a majority of the Qualified Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

           13.       INDEMNIFICATION.

                               13.1 The Trust authorizes the Distributor and any
                     dealers with whom Distributor has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Trust from time to time, in connection with the sale of shares of each Fund. The Trust agrees to indemnify, defend and hold Distributor, its several officers and directors, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940


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                     Act or common law or otherwise, arising out of or based
                     upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Trust's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Distributor or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to the Distributor pursuant to paragraph 2 hereof; and further provided that the Trust's agreement to indemnify the Distributor and the Trust's representations and warranties shall not be deemed to cover any liability to the Trust or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor' reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office stated herein and sent to the Trust by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Trust's indemnity agreement contained in this paragraph 12.1. The Trust's indemnification agreement contained in this paragraph 12.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any shares. This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several officers and directors and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees to notify Distributor promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issuance and sale of any shares.

                               13.2 Distributor agrees to indemnify, defend and
                     hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating



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                     or defending such claims, demands or liabilities and any
                     counsel fees incurred in connection therewith) that the Trust, its officers or trustees or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or allegedly untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Distributor to the Trust and required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office as stated herein and sent to Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Distributor of any such action shall not relieve Distributor from any liability that the Distributor may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Distributor's indemnity agreement contained in this paragraph 12.2. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against Distributor or any of its officers or directors in connection with the issuance and sale of any shares.

                               13.3 In case any action shall be brought against
                     any indemnified party under paragraph 12.1 or 12.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or
                     (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.


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           14. LIABILITY OF THE DISTRIBUTOR. In the performance of its duties hereunder, the Distributor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but the Distributor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Distributor or reckless disregard by the Distributor of its duties under this Agreement.

           15. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be 601 West Main Avenue, Spokane, WA 99201, and the address of the Distributor shall be 1201 Third Avenue, Seattle, WA 98101.

           16. DECLARATION OF TRUST AND LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the trustees of the Trust, as trustees and not individually, on further behalf of each Fund, and that the obligations of this Agreement with respect to each Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other Fund or series of the Trust or upon any of the trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                            WM PRIME INCOME FUND



                                            By: _______________________________
                                                Name:
                                                Title:



Attest:


By:  ___________________________________
     Name:
     Title:

                                              WM FUNDS DISTRIBUTOR, INC.


                                              By: _____________________________
                                                  William G. Papesh
                                                  President

Attest:


By: _________________________
    Sharon L. Howells
    Secretary